Exhibit 99.1

Joe’s Jeans Completes Purchase of Earn-Out; Accretive to Earnings in FY2013 Excluding One-Time Charge

LOS ANGELES, CALIFORNIA, February 19, 2013 — Joe’s Jeans Inc. (the “Company”) (NASDAQ: JOEZ) announced today that it has entered into a new agreement with its founder, Joe Dahan, to remove the contingencies related to the contingent consideration payments that were to be made to him.  The new agreement fixes the overall amount to be paid to Mr. Dahan at $9,168,000 over an accelerated time period.  Excluding this charge and the expense paid to date prior to entering into this new agreement, the resulting savings in earn out expense is expected to contribute earnings of $0.03 per share for the full year for fiscal 2013.

Marc Crossman, President and CEO, commented, “We are pleased that we were able to enter into this new agreement with Joe Dahan.  As a result, going forward, Mr. Dahan’s sole financial incentive comes from stock price appreciation through revenue and earnings growth.” Crossman continued, “Previously, Mr. Dahan received a percentage of the Company’s gross profit.  However, as we continue with our retail strategy, we expect our gross profit and gross margin to grow.”  Crossman summarized, “Now that we have purchased the earn-out, the Company fully benefits from retail store and other growth going forward.”

The Company expects to record the full amount of the buy-out payment in the first quarter of fiscal 2013.  Excluding this charge and the expense paid to date, the Company expects the transaction to be $0.03 accretive to earnings per share for the full year of fiscal 2013 with further accretion in 2014 through 2017, the original period for the earn-out.

The Company originally entered into the earn out in connection with the merger in October 2007 with Mr. Dahan and his company, JD Holdings Inc., for all right, title and interest in the “Joe’s Jeans”, “Joe’s” and “JD” marks.  The Company refers the reader to its Current Report on Form 8-K and the preceding description of new agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreement which is filed as an exhibit thereto.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe’s® brand and related trademarks.  More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate,” “project,” “expect” or similar expressions.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to: the risk that the transaction is not accretive to earnings, the risk that the Company will be unsuccessful in implementing its retail store strategy and improve its gross profits, the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; and the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns.  The Company discusses certain of these factors in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, and this release should be read in conjunction with that annual report, together with all of the Company’s other filings, including current reports on Form 8-K.  The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.  Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company  undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Joe’s Jeans Inc.

Hamish Sandhu

323.837.3700

(Investor Relations)

Alejandra Dibos

Alejandra@joesjeans.com

323.837.3700

(Press/Media)